SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NUANCE RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	98-0462664 (I.R.S. Employer Identification No.)

601-8623 Granville Street Vancouver, BC Canada	V6P 582
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-134715
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-134715) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	By-Laws *
4.1	Sample Share Certificate *
5.1	Opinion of Cane Clark LLP, with consent to use *
10.1	Property Option Agreement between FRC Exploration Ltd., Ram Exploration Ltd. and Mr. Dorian Leslie *
21.1	Subsidiaries of Small Business Issuer *
23.1	Consent of Amisano Hanson, Chartered Accountants*
23.2	Consent of Carl von Einsiedel, P. Geo. *
23.3	Consent of Cane Clark LLP as to the legality of the shares of common stock being registered (included in Exhibit 5.1) *

•	Previously filed on our registration Statement on Form SB-2 on June 5, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: March 7, 2007

Nuance Resources Corp.

By:       /s/ James D. Bunney
             James D. Bunney
Title:    President, Chief Executive Officer, Chief Financial Officer, and Director